U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1) to

Form 8-A filed on March 24, 2005

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PNM Resources, Inc.

(Exact name of Registrant as specified in its charter)

New Mexico	85-0468296
(Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Alvarado Square

Albuquerque, New Mexico

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates:	No. 333-106080 No. 333-121059
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Corporate Units	New York Stock Exchange

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Corporate Units to be registered hereunder by PNM Resources, Inc. (“PNM Resources”), reference is made to (i) the Registration Statement on Form S-3, No. 333-106080, which was declared effective by the Securities and Exchange Commission (“SEC”) on August 28, 2003 and the Registration Statement on Form S-3, No. 333-121059, which the SEC declared effective on December 16, 2004 (collectively, the “Registration Statements”), and (ii) the description included under the captions “Description of the Equity Units”, “Description of the Purchase Contracts,” “certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement,” “Description of the Senior Notes” and “Description of Debt Securities” in the final prospectus supplement for the Corporate Units filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933 on March 25, 2005, which description is incorporated herein by reference.

Item 2.	Exhibits.

1.	Exhibits relating to the Corporate Units

(a)	Purchase Contract and Pledge Agreement, dated as of March 30, 2005, among PNM Resources, JPMorgan Chase Bank, N.A. and U.S. Bank Trust National Association (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by PNM Resources on March 31, 2005).

(b)	Form of Certificate of Corporate Units (included in Exhibit 1(a) as Exhibit A thereto).

(c)	Remarketing Agreement, dated as of March 30, 2005 among PNM Resources, Banc of America Securities LLC and JPMorgan Chase Bank, N.A. (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by PNM Resources on March 31, 2005).

2.	Other Exhibits

(a)	Restated Articles of Incorporation of PNM Resources, dated February 22, 2002 (incorporated by reference to Exhibit 3.1 to PNM Resources’ Annual Report on Form 10-K for the year ended December 31, 2001).

(b)	By-laws of PNM Resources, with all Amendments to and including February 18, 2003 (incorporated by reference to Exhibit 3.2 to PNM Resources’ Annual Report on Form 10-K for the year ended December 31, 2002).

(c)	Indenture dated as of March 15, 2005, relating to the debt securities of PNM Resources, between PNM Resources and JPMorgan Chase Bank, N.A. (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on March 31, 2005).

(d)	Supplemental Indenture No. 1, dated March 30, 2005, designating and authorizing the terms and conditions of the Senior Notes, Series A of PNM Resources, which will initially be a component of the Corporate Units, between PNM Resources and JPMorgan Chase Bank, N.A. (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on March 31, 2005).

(e)	Form of Certificate of Senior Notes, Series A (included in Exhibit 2 (d) as Exhibit A thereto).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PNM Resources, Inc.

By:	/s/ Thomas G. Sategna
	Name:	Thomas G. Sategna
	Title:	Vice President and Corporate Controller
	Date:	March 31, 2005